UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2025

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LIXT	The Nasdaq Stock Market LLC
Warrant to Purchase Common Stock	LIXTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 23, 2024, Lixte Biotechnology Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) on August 19, 2024 indicating that the Company was not in compliance with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on the Nasdaq Capital Market under Listing Rule 5550(b) (the “Stockholders’ Equity Requirement”).

On October 3, 2024, the Company submitted a plan to the Staff to regain compliance with the Stockholders’ Equity Requirement, which outlined the Company’s proposed initiatives to regain compliance by raising equity capital through various registered equity offerings.

On October 21, 2024, the Staff provided notice (the “Notice”) to the Company that it had granted an extension through February 18, 2025 to regain compliance with the Stockholders’ Equity Requirement, which required that the Company complete its capital raising initiatives and evidence compliance with the Stockholders’ Equity Requirement through filing a Current Report on Form 8-K with the SEC providing certain required information.

As of February 18, 2025, the Company had not gained compliance with the Stockholders’ Equity Requirement. Accordingly, on February 19, 2025, the Company received a Staff determination letter from the Staff stating that the Company did not meet the terms of the extension because it did not complete its proposed financing initiatives to regain compliance.

The Company intends to timely file an appeal and request a Hearing before a Nasdaq Hearings Panel (the “Panel”). The Hearing request will automatically stay Nasdaq’s delisting of the Company’s common shares and warrants pending the Panel’s decision. Pursuant to the Nasdaq Listing Rules, the Panel has the discretion to grant the Company an additional extension through no later than August 18, 2025. At the hearing, the Company will present its plan for regaining and sustaining compliance with the Stockholders’ Equity Requirement for continued listing. However, there can be no assurance that the Hearings Panel will grant the Company an extension of time to regain compliance, or that the Company will be able to regain compliance during any extension period.

During the appeal process the Company’s common shares and warrants will continue to trade on The Nasdaq Capital Market under the symbols “LIXT” and “LIXTW”, respectively. If the Company is not able to regain compliance with Nasdaq’s continued listing requirements within the time period permitted by Nasdaq, then the Company’s securities will be delisted from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2025	LIXTE BIOTECHNOLOGY HOLDINGS, INC.
(Registrant)

	By:	/s/ BASTIAAN VAN DER BAAN
Bastiaan van der Baan
President and Chief Executive Officer